Exhibit 10.3

English Translation

No.:

Employment Contract

Party A: Beijing Perfect World Software Co., Ltd.

Party B:

Date of Execution:

Formulated by Beijing Labor Bureau

English Translation

Labor Contract

Party A (employer): Beijing Perfect World Software Co., Ltd.

Correspondence address:

Party B (employee):

ID No.:

Correspondence address:

Residential address:

Tel.:

Email:

In accordance with the “Labor Law of the People’s Republic of China”, Party A and Party B, abiding by the principle of equality and free will and through negotiations, hereby enter into this Contract, on and subject to the terms and conditions as set forth below.

I. Term

Article 1 The term of this Contract is              years, i.e. from              to             , including a probation period of             .

II. Work Contents

Article 2 Based on A’s work needs, Party B agrees to hold the              post of              Department.

Article 3 Party B shall ensure that the specified work is fulfilled on time and reaches the specified quality standard according to Party A’s requirements.

Article 4 Party A may adjust Party B’s work post depending on its work needs and Party B’s ability and performance. Party B agrees to obey Party A’s management and arrangement. Such adjustment shall be effective on and as from the day after notice of adjustment is served on Party B or Party B’s immediate supervisor.

III. Labor Protection and Labor Conditions

Article 5 Party A shall organize and arrange health checkup for Party B in accordance with the regulations of relevant state or Beijing departments.

Article 6 Party A shall carry out the education and training for Party B in respect of politics, ideology, professional ethics, business techniques, labor safety and hygiene as well as relevant rules and regulations.

IV. Labor Remunerations

Article 7 Party A will pay Party B’s salary in full in a monetary form on the

English Translation

10th day of each month. The total before-tax monthly salary is         . The salary is composed of post salary, performance salary and bonus (subject to pay slip). The salary during probation period is RMB         .

Article 8 Post salary changes with the change of Party B’s post level. If Party A is involved in operation difficulties (e.g. losses), Party A is entitled to decrease post salary. Where state or Beijing regulations specify otherwise, they shall apply to the above adjustments.

Article 9 Performance salary is subject to the assessment result based on company’s performance assessment rules. Bonus is paid by the company according to its profits.

V. Insurances and Benefits

Article 10 Party A and Party B shall pay endowment and unemployment insurances, medical fund for serious illness and other social insurances according to the state and Beijing regulations concerning social insurances.

Article 11 Party A shall guarantee Party B’s (in case of a female employee) salary, insurances and other relevant benefits during the period of pregnancy, childbirth or lactation.

Article 12 Party B is entitled to maternity leave, wedding leave, compassionate leave, statutory festivals and holidays, personal leave and sick leave as specified in the regulations of the state and Party A, but subject to corresponding approval and confirmation.

Article 13 Party B shall timely provide various documents and materials according to the requirements of Party A and competent government department so that Party A handles relevant social insurance procedures and housing provident fund procedures for Party B. Where Party B fails to provide relevant documents in time or in full and as a result, Party A cannot handle or delays the handling of relevant procedures, Party A shall be exempt from all responsibilities. The expenses thus incurred to Party A due to the penalty imposed by competent government department shall be borne by Party B.

VI. Labor Disciplines

Article 14 Party B shall obey the rules and regulations developed by Party A in accordance with law as well as the “Employee Handbook”; fully comply with labor safety and hygiene rules, production processes, operation regulations and work specifications; protect Party A’s properties and comply with professional ethics; actively participate in the training organized by Party A and increase his/her ideological awareness and professional skills.

Article 15 Party B agrees that: without the special approval and written

English Translation

consent from Party A’s board of directors, Party B shall not hold a concurrent post in other enterprise in any way whatsoever, disclose Party A’s trade secrets or conduct personal operations by using Party A’s trade secrets or engage in the business being competitive with Party A on behalf of others. Party B shall guarantee that when signing this Contract, he/she has no other contracts that are still in effect. During the employment with Party A, Party B shall not establish or plan to establish any economic entity that is competitive with Party A’s business or becomes or plans to become a member of any such economic entity.

Article 16 Where Party B violates labor disciplines, Party A can impose a disciplinary action according to its rules and regulations until this Contract is terminated.

Article 17 During the performance of this Contract, Party A may develop new rules and regulations or amend its existing rules, regulations and “Employee Handbook” in accordance with relevant state regulations. Newly developed or amended rules, regulations and “Employee Handbook” shall bind upon Party B as from the date of their issue.

Article 18 Should the terms of this Contract conflict with new state regulations or Party A’s new rules, Party B agrees to obey the latter.

VII. Change, Cancellation, Termination and Renewal

Article 19 This Contract shall be changed accordingly when the laws, regulations and rules serving as the basis for this Contract change.

Article 20 The objective conditions serving as the basis for this Contract (e.g. Party A’s operation status, change in organization structure, adjustments in personal structure and work post, etc; Party B’s work performance, knowledge, skills, health status, which are incommensurate with job requirements, etc) have significant changes and thus, this Contract cannot be performed, Party A and Party B may change the relevant provisions of this Contract after negotiations. The party proposing such change shall give a written notice of change to the other party. The other party shall reply within 15 days thereafter. Otherwise, it shall be deemed that the other party has no objection.

Article 21 This Contract may be cancelled after negotiations between Party A and Party B.

Article 22 Should any of the following cases occur with Party B, Party A may cancel this Contract unilaterally without giving a prior 30 days notice to Party B and making compensation:

(1) Within the probationary period;

(2) When Party B seriously violates labor disciplines or Party A’s rules and regulations;

English Translation

(3) When Party B causes great losses to Party A due to serious dereliction of duties or engagement in malpractices for personal gains;

(4) When the labor relations between Party B and its ex-employer are not terminated;

(5) When Party B provides relevant services for other institutions or individuals without Party A’s written consent;

(6) When it is found after expiration of probationary period that the personal information and materials provided to Party A are inconsistent with the facts;

(7) When Party B’s misdemeanor damages Party A’s reputation;

(8) When Party A adjusts Party B’s post according to Article 4 hereof and Party B does not obey Party A’s work transfer and arrangement;

(9) When Party B is pursued for his/her criminal responsibility in accordance with law (Party B is given a criminal punishment, reeducated through labor, an administrative detention or a security detention).

Article 23 Should any of the following cases occur, Party A is entitled to cancel this Contract by giving a prior 30 days written notice to Party B:

(1) When Party B is incompetent at his/her job and remains as so even after training or after readjustment of his/her work post;

(2) When both parties cannot reach an agreement on changing this Contract according to the provisions of this Contract;

(3) When Party B can neither take up his/her original job nor any other kind of new job assigned by Party A after completion of specified medical treatment for his/her illness or injury not suffered during work, or Party A cannot arrange another job because Party B does not meet the state and Beijing regulations concerning specific industries or work posts.

Article 24 Where Party A is on the edge of bankruptcy and at the stage of statutory rectification, its production and operations encounter serious difficulties, or significant technical advances are carried out and work processes change, resulting in the downsizing, this Contract can be cancelled after explaining the situation to all employees, soliciting the opinions of employees and reporting to the labor administration department.

Article 25 Should any of the following cases occur with Party B, Party A shall not cancel this Contract according to Articles 23 and 24 hereof, but it may adjust Party

English Translation

B’s work post according to relevant regulations and also adjust Party B’s labor remunerations according to Party B’s on-the-job status, but not less than Party B’s basic salary of the month before such case occurs:

(1) When Party B is receiving treatment for his/her disease or work-related injury during prescribed period of time;

(2) When Party B (in case of a female employee) is at the period of pregnancy, childbirth or lactation;

(3) When Party B is confirmed to reach a specific level of disability after he/she suffers from occupational illness or work-related injuries.

Article 26 When Party B cancels this Contract, it shall give a prior 30 day written notice to Party A or pay the salary of corresponding days to Party A as compensation in lieu of such notice period.

Where Party B cancels this Contract in advance, he/she shall undertake the defaulting liabilities and pay liquidated damages. If losses are thus incurred to Party A, Party B shall compensate Party A’s actual losses. In the event that loss compensation is hard to calculate, it shall be equal to all Party B’s salaries of twelve (12) months before the cancellation of this Contract, unless Party A and Party B agree to cancel this Contract through negotiations.

This Contract shall not be cancelled according to the foregoing Article before the economic losses caused by Party B to Party A are dealt with or if Party B fails to undertake the defaulting liabilities according to the provisions of this Contract.

This Contract shall not be cancelled according to the foregoing article if Party B holds a management post or is carrying out a project. Under special circumstances, Party B may hold negotiations with Party A, but Party B shall give a prior 3 month written notice to Party A and compensate the economic losses thus incurred to Party A.

Where Party B cancels this Contract by failing to meet notice period requirement, Party A is entitled not to handle cancellation procedures. After Party B gives his/her notice, he/she shall continue performing his/her duties.

Article 27 Party A shall give a written notice of termination or renewal to Party B no later than thirty (30) days before the expiration of this Contract. Termination or renewal procedures are handled after negotiations between both parties.

Where this Contract expires within the prescribed medical treatment period or her (in case of a female employee) pregnancy, childbirth or lactation period, Party A shall postpone the expiry of this Contract to the expiry of the above medical treatment, pregnancy, childbirth or lactation period.

English Translation

VIII. Economic Compensation and Indemnity

Article 28 Should any of the following cases occur, Party A will pay economic compensation to Party B in accordance with relevant state regulations:

(1) When Party A cancels this Contract after negotiations with Party B;

(2) When Party A cancels this Contract because Party B is incompetent at his/her job and remains as so even after training or after readjustment of his/her work post;

(3) When Party A cancels this Contract because the objective conditions serving as the basis for this Contract have significant changes, this Contract cannot be performed and both parties fail to reach an agreement on changing this Contract through negotiations;

(4) When Party A has to cut down its staff because Party A is on the edge of bankruptcy and at the stage of statutory rectification or its production and operations encounter serious difficulties.

Article 29 Where Party A cancels this Contract by violating the provisions of this Contract or this Contract is invalid for Party A’s reason, thus causing losses to Party B, Party A shall be liable for compensation to the extent of Party B’s losses.

Article 30 Where Party B prematurely cancels this Contract by violating the provisions of this Contract, thus causing efficiency losses to Party A due to the recruitment of new employee, Party B shall compensate the following losses to Party A:

(1)	The training expenses paid by Party A for Party B: business training expenses: as per actual amount.

Note: the employee who serves the company for a period of more than 2 years after receiving the training is exempt from such expenses.

(2)	The liquidated damages payable by Party B to Party A, whose payment is as follows:

Liquidated damages = employee’s total monthly salary X (number of contractual months – number of served months) X 50%

Note:	if liquidated damages exceed the 12 months’ total salary of employee, such 12 months’ total salary shall be paid; if liquidated damages are less than 12 months’ total salary, actual amount shall be paid.

Employee’s total monthly salary adopts the mean salary of the total salary of the three months before employment separation with the company.

English Translation

Number of contractual months = Contractual years X 12 months

The starting date of served months is the signing date of labor contract.

(3)	Recruitment expenses of new graduates: if Party B is a new graduate recruited by Party A and Party A solves Beijing registered residence for him/her, Party B shall pay the recruitment expenses of RMB 20,000 to Party A, unless Party B has served Party A for three full years.

(4)	Economic losses caused to production, operations and work. If losses cannot be calculated, the amount is subject to Party B’s three months’ salary (the mean salary of the total salary of the three months before employment separation with the company) and 5% of the total salary of the remaining term of the contract, but not more than Party B’s 12 months’ total salary before contract cancellation.

Article 31 Where Party B is involved in any of the cases in Article 22 hereof and Party A cancels this Contract, thus causing losses to Party A, Party B shall be liable for compensation.

Article 32 It is agreed by both parties that if Party B does not accept Party A’s post adjustment and decides to prematurely cancel this Contract. This decision of cancellation does not constitute a breach, but if Party B fails to fulfill work handover on a quality and quantity basis within the specified time, it shall be deemed that a breach is constituted.

IX. Settlement of Labor Disputes

Article 33 When any labor dispute arises from or out of the performance of this Contract, either party may directly submit such dispute to the labor dispute arbitration commission for arbitration. If either party does not accept the arbitral award, it may bring a lawsuit with the people’s court.

Article 34 When either party changes its correspondence address as prescribed herein, it shall give a prior fifteen days written notice to the other party. Otherwise, the service of a notice on original address is deemed as a valid service. A notice shall be deemed as being served on the other party on the third party after registered letter or EMS is posted.

X. Miscellaneous

Article 35 Work handover

When Party B separates employment with Party A (whether raised by Party B or Party A), Party B shall handle separation procedures (including, but not limited to: pay up the expenses prepaid by Party A for Party B and economic compensation, return articles and perform handover duties) in accordance with Party A’s rules.

English Translation

Party B shall not use the work space and equipment provided by Party A to store personal articles. At work handover, if Party B does not render his/her coordination, Party A is entitled to dispose of relevant articles, with the possible lawyer witness fee, notarization fee, etc thus incurred to borne by Party B.

If Party B uses Party A’s car, computer and other valuable articles during work, Party B shall handle handover procedures at the handover date and time designated by Party A. In case of any delay, Party B shall pay asset occupation expenses. For the car, Party B shall pay asset occupation expenses at a daily rate of 0.5% of the actual purchase price of car; for the computer, Party B shall pay asset occupation expenses at a daily rate of 1% of the actual purchase price of computer.

Where Party B has a good work performance during his/her employment with Party A, complies with all separation processes, returns all work documents, articles for office use, arrears and all other company properties to Party A and fulfills handover work on a quality and quantity basis within the specified time, Party A will waiver all or part of the compensations as specified in this Contract at its own discretion.

If Party B fails to handle handover at the time and place designated by Party A or Party B cannot be contacted due to the change of his/her correspondence address, Party A is entitled to inform Party B by making public announcements through newspaper, TV, radio station, network or otherwise. The information of announcements includes, but is not limited to, name, gender, school of graduation, matters to be handled, etc.

Article 36 Non-competition

When Party A handles contract termination procedures, if it is of the opinion that Party B undertakes non-competition obligation, Party A shall pay corresponding compensations to Party B depending on the years of non-competition. After employment separation with Party A, Party B shall not be engaged in the work identical or similar to his/her work with Party A in any other entities which produce the same products as Party A and are competitive with Party A. Otherwise, Party B shall bear the liquidated damages two times the compensation and also compensate the economic losses thus incurred to Party A. At the same time, Party A retains the recourse against the enterprise employing Party B.

Article 37 In case of anything not covered herein, both parties shall sign a supplementary agreement.

Article 38 This Contract is executed in duplicate, with each party hereto holding one (1) copy. This Contract shall come into force and effect on and as from the date when it is signed and sealed by both parties.

English Translation

Party A: Beijing Perfect World Software Co., Ltd.(seal):	Party B (signature):	/s/
[seal: Beijing Perfect World Software Co., Ltd.]

Legal representative or proxy

(signature & seal):	[seal] Chi Yufeng

English Translation

Renewal of Labor Contract

The present renewal of labor contract is a          term contract.

The effective date of this Contract is                                         .

This Contract shall expire on                                         .

Party A (seal):	Party B (seal):

Legal representative or proxy

(Signature & seal)

Date:

Renewal of Labor Contract

The present renewal of labor contract is a          term contract.

The effective date of this Contract is                                         .

This Contract shall expire on                                         .

Party A (seal):	Party B (seal):

Legal representative or proxy

(Signature & seal)

Date:

English Translation

Schedule

Name		Title	Execution Date	Term
1	Michael Yufeng Chi	Chief Executive Officer	Aug 21, 2006	Aug 21, 2006 to Aug 20, 2009

2	Kelvin Wing Kee Lau	Chief Financial Officer	March 1, 2007	March 1, 2007 to Feb 28, 2011

3	Qi Zhu	Chief Operation Officer	Nov 22, 2006	Nov 21, 2006 to Nov 21, 2011

4	Di He	Chief Technology Officer	Nov 22, 2006	Nov 21, 2006 to Nov 21, 2011

5	Qing Li	Chief Design Officer	Nov 22, 2006	Nov 21, 2006 to Nov 21, 2011

6	Davis Jian Li	Vice President	Aug 21, 2006	Aug 21, 2006 to Aug 20, 2009

7	Bill Weizheng Wang	Vice President	April 16, 2007	April 16, 2007 to April 15, 2010